Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Oneida Ltd.

Oneida, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 27, 2012, relating to the consolidated financial statements of Oneida Ltd., which are contained in that Prospectus for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

June 14, 2013